UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 1, 2010

CHINA ORGANIC AGRICULTURE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-52430	20-3505071
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of Principal Executive Offices) (Zip Code)

(707) 709-2321
(Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

By letter dated June 1, 2010,  Acqavella, Chiarelli, Shuster, Berkower & Co., LLP advised China Organic Agriculture, Inc. (the "Company") of its resignation as the Company’s independent registered public accounting firm. Acqavella, Chiarelli, Shuster, Berkower & Co., LLP had served as the Company's independent registered public accounting firm since June 30, 2009.

The report of Acqavella, Chiarelli, Shuster, Berkower & Co., LLP on the Company's financial statements for the fiscal year ended December 31, 2009 did not contain an adverse opinion, a disclaimer of opinion or any  qualifications or modifications related to uncertainty, limitation of audit scope or application of accounting principles. During the fiscal year ended December 31, 2009 and the period from January 1, 2010 to the date of resignation, the Company did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with Acqavella, Chiarelli, Shuster, Berkower & Co., LLP as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

A letter of Acqavella, Chiarelli, Shuster, Berkower & Co., LLP addressed to the Securities and Exchange Commission is included as Exhibit 16.1 to this report on Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.01 as they refer to such firm.

The Company is seeking a new independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2010.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1 Letter dated June 1, 2010 from  Acqavella, Chiarelli, Shuster, Berkower & Co., LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June  3 , 2010

CHINA ORGANIC AGRICULTURE, INC.

By:/s/ Bo Shan
Bo Shan
Chief Financial Officer